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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

     Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All are wholly-owned unless otherwise indicated. Other subsidiaries have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

                                                              JURISDICTION OF
NAME OF SUBSIDIARY                                             ORGANIZATION
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
Bowne Business Communications, Inc. ........................  New York
Bowne Business Solutions, L.L.C. ...........................  New York
Bowne de Montreal, Inc. ....................................  Canada
Bowne Digital Solutions, L.L.C..............................  New York
Bowne Global Solutions, Inc.(1).............................  California
Bowne Global Solutions (France), S.A.R.L. ..................  France
Bowne Global Solutions (Germany) G.m.b.H. ..................  Germany
Bowne Global Solutions (Ireland), Ltd. .....................  Ireland
Bowne Global Solutions (Japan), K.K. .......................  Japan
Bowne Global Solutions (Netherlands), B.V...................  Netherlands
Bowne Global Solutions (Spain), S.L. .......................  Spain
Bowne Information Services, Inc. ...........................  New Jersey
Bowne International, Ltd. ..................................  United Kingdom
Bowne International, S.A.R.L. ..............................  France
Bowne Internet Solutions, Inc. .............................  Delaware
Bowne Litigation Solutions, L.P. ...........................  Delaware
Bowne Localization, Inc. ...................................  Delaware
Bowne of Atlanta, Inc. .....................................  Georgia
Bowne of Boston, Inc. ......................................  Massachusetts
Bowne of Canada, Ltd. ......................................  Canada
Bowne of Chicago, Inc. .....................................  Delaware
Bowne of Cleveland, Inc. ...................................  Ohio
Bowne of Dallas, L.P. ......................................  Delaware
Bowne of Europe, B.V........................................  Netherlands
Bowne of Germany Holding G.m.b.H. ..........................  Germany
Bowne of Los Angeles, Inc. .................................  California
Bowne of New York City, Inc. ...............................  New York
Bowne of Ontario, L.P. .....................................  Canada
Bowne of Phoenix, Inc. .....................................  Arizona
Bowne Solutions, L.L.C. ....................................  Delaware
Bowne of South Bend, Inc. ..................................  Delaware
Donnelley Enterprise Solutions, Inc. .......................  Delaware

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(1) 80% owned by the Company.